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                                                                    EXHIBIT 99

FOR IMMEDIATE RELEASE                             For Additional Information
                                                  Contact: Jim McDonald
                                                           Vice President & CFO
                                                           (740) 753-1951

                       ROCKY SHOES & BOOTS, INC. REAFFIRMS
                       THIRD QUARTER EARNINGS EXPECTATION

NELSONVILLE, Ohio (October 5, 2004) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today announced it anticipates record net sales and record earnings per share for the three months ended September 30, 2004.

For the third quarter of 2004, the Company expects net sales to be approximately $50 million and fully diluted earnings to meet the consensus estimate of $0.95 per share. The Company reported net sales of $41 million and fully diluted earnings of $0.77 per share for the same period last year.

Mike Brooks, Chairman and Chief Executive Officer, commented, "The preliminary third quarter results reflect the strength of our business and a commitment to achieve record performance despite challenging conditions. Our factories in Puerto Rico and the Dominican Republic were impacted by multiple hurricanes during the second half of the third quarter. This primarily resulted in loss of power for several days, but the facilities did not incur severe structural damage. We were able to achieve our third quarter production objectives as a result of dedicated efforts throughout the Company."

The company plans to report its full third quarter results in late October 2004.

About Rocky Shoes & Boots, Inc.
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Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, work and casual footwear, as well as branded clothing and accessories. The Company's footwear, clothing and accessories are marketed through several distribution channels, primarily under the registered trademarks, ROCKY and GATES.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding anticipated record net sales and record earnings per share for the three months ended September 30, 2004 (paragraph one), expected net sales of approximately $50 million and fully diluted earnings of $0.95 per share for the third quarter 2004 (paragraph two), the Company's ability to meet its production objectives for the third quarter (paragraph three), and the Company's plan to report its full third quarter results in late October 2004 (paragraph four). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the

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risks that sales plans will not be met, that present orders may be cancelled or delayed, that the general economy or consumer spending habits will depress the market for the Company's products, that there may be disruption in the shipment of products from overseas to the Company, that the weather in 2004 is drier and warmer than normal, and all of the other various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including, the Company's annual report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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